ASSIGNMENT OF PATENT RIGHTS

WHEREAS, Dr. Nian Wu, residing at 103 Sassafras Court, North Brunswick, NJ 08902-5005, and Dr. Brian Charles Keller, residing at 5058 Nortonville Way, Antioch, CA 94531 (collectively, the "ASSIGNORS") are co-inventors of United States patent application number 12/802,197 entitled "Pure PEG-Lipid Conjugates" and filed on June 1, 2010 (the "PATENT"); and

WHEREAS, both Dr. Wu and Dr. Keller previously have agreed to assign their rights in the PATENT to BioZone Pharmaceuticals, Inc., a corporation organized under and pursuant to the laws of Nevada, having its executive offices at 550 Sylvan Avenue, Englewood, NJ 07632 (hereinafter referred to as "ASSIGNEE") for good and valuable consideration, the sufficiency of which and receipt of which are hereby acknowledged;

THEREFORE, ASSIGNORS do hereby assign to ASSIGNEE, its successors and assigns, the below indicated right, title, and interest throughout the world, in and to the PATENT and all patents, patent applications, foreign equivalents, divisions, reissues, continuations and any extensions thereof and rights of priority therein, said interest being the entire ownership interest in the same, to be held and enjoyed by said ASSIGNEE, its successors, assigns, or other legal representatives, to the full end of the term thereof, as fully and entirely as the same would have been held and enjoyed by ASSIGNORS if this assignment and sale had not be made;

And for the consideration aforesaid, ASSIGNORS hereby covenant and agree to and with said ASSIGNEE, its successors and assigns, that whenever ASSIGNEE, its counsel or representative, or the counsel or representative of its successors or assigns, shall advise that an amendment to, or a division of, or any other proceeding or action in connection with an application concerning said PATENT, including interference and enforcement proceedings, is lawful and desirable, or that a reissue or continuation or extension of such application or PATENT issuing therefrom is lawful and desirable, ASSIGNORS will sign all papers and drawings, take all rightful oaths and affidavits, and do all acts necessary or required to be done for the procurement and enforcement of all lawful rights associated with the PATENT, or for the reissue or continuation or extension of the same, will do all acts necessary or required to secure in said ASSIGNEE, its successors or assigns, the title to and full benefit of all rights hereby assigned, without charge to said ASSIGNEE or its successors or assigns, but at their expense; and ASSIGNORS hereby appoint every present or future officer of said ASSIGNEE, and its successors and assigns, as their agent to sign all such papers and to do all such necessary acts on its behalf, to the fullest extent permitted by law;

And ASSIGNORS hereby authorize and request the Commissioner of Patents and Trademarks and any other granting authority to issue any Letters Patent resulting from said Invention and application(s) concerning same to said ASSIGNEE.

This assignment shall have an effective date of January 27, 2012.

NW BCK

I declare under penalty of perjury under the laws of the United States of America, and under penalty of the laws of any other jurisdiction before which this document may be presented, that all of the foregoing is true and correct.

Dated: 01/27/2012

Name: [signature]
Dr. Nian Wu

Dated: 2/12/12

Name: [signature]
Dr. Brian Charles Keller

ACCEPTANCE BY ASSIGNEE

In connection with an assignment in any jurisdiction in which an acceptance by ASSIGNEE is required, I hereby accept this assignment on behalf of BioZone Pharmaceuticals, Inc.

I declare under penalty of perjury under the laws of the United States of America, and under penalty of the laws of any other jurisdiction before which this document may be presented, that I am an officer of the above-identified ASSIGNEE and have signed this document on behalf of ASSIGNEE with the full authority of its board of directors.

Dated: 2/12/12

Name: [signature]
Elliot Maza, Chief Executive Office and CFO